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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2007, except as to Note 10, as to which the date is May 1, 2007, included in the Registration Statement (Form S-1) and related Prospectus of EnerNOC, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
October 31, 2007

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  Exhibit 23.1